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                                    EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP


                                 July 2, 1998


CorVel Corporation
2100 Main Street
Suite 1020
Irvine, CA  92614


               Re: CorVel Corporation Registration Statement on Form S-8 for 300,000 Shares of Common Stock and Related Stock Options


Ladies and Gentlemen:

     We have acted as counsel to CorVel Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional (i) 200,000 shares of common stock and related stock options for issuance under the Company's Restated 1988 Executive Stock Option Plan (the "Option Plan") and (ii) 100,000 shares of common stock and related stock purchase rights for issuance under the Restated 1991 Employee Stock Purchase Plan (the "Purchase Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plan and the Purchase Plan. Based on such review, we are of the opinion that if, as and when the shares of common stock are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement or (b) the provisions of the Purchase Plan and the purchase rights thereunder and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or Purchase Plan or the shares of common stock issuable under such plans.


                                       Very truly yours,


                                       /s/ BROBECK, PHLEGER & HARRISON LLP
                                       -----------------------------------
                                       BROBECK, PHLEGER & HARRISON LLP